UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2004

HOMEBANC CORP.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 303-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2004, Merrill Lynch Mortgage Capital Inc. (“Merrill Lynch”), HomeBanc Mortgage Corporation (“HBMC”) and HomeBanc Corp. (“HomeBanc”) entered into Amendment No. 5 and Joinder (the “Merrill Lynch Amendment”) to their existing $150 million uncommitted master repurchase agreement dated as of February 27, 2002, as amended (the “Merrill Lynch repurchase facility”). The Merrill Lynch Amendment (1) makes HomeBanc a direct party to the Merrill Lynch repurchase facility, so that HomeBanc may directly sell loans under this facility, (2) provides for a sublimit of $15 million for non-owner occupied mortgage loans repurchased under the Merrill Lynch repurchase facility, (3) requires that HomeBanc is subject to financial covenants relating to maintenance of tangible net worth, maintenance of ratios of total recourse liabilities and total liabilities to adjusted tangible net worth, and minimum liquidity requirements and (4) provides for events of default specifically related to HomeBanc. HBMC is a subsidiary of HomeBanc. A copy of the Merrill Lynch Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 31, 2004, HomeBanc entered into the Merrill Lynch Amendment, which is described in detail under Item 1.01 above. As a result of the Merrill Lynch Amendment, HomeBanc may incur direct financial obligations under the Merrill Lynch repurchase facility described in Item 1.01 above. A copy of the Merrill Lynch Amendment is attached hereto as Exhibit10.1 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 5 and Joinder to Master Repurchase Agreement, dated as of December 31, 2004, among Merrill Lynch Mortgage Capital Inc., HomeBanc Mortgage Corporation and HomeBanc Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEBANC CORP.

/s/ Alana L. Griffin
Alana L. Griffin
Senior Vice President, Assistant
General Counsel & Assistant Secretary

Date: January 6, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amendment No. 5 and Joinder to Master Repurchase Agreement, dated as of December 31, 2004, among Merrill Lynch Mortgage Capital Inc., HomeBanc Mortgage Corporation and HomeBanc Corp.